FRONTIER OIL CORPORATION
                  LIST OF SUBSIDIARIES OF THE REGISTRANT


Frontier Oil Corporation (incorporated in Wyoming)

    662712 Alberta Ltd. (incorporated in Alberta)

    Wainoco Resources, Inc. (incorporated in Delaware), a subsidiary of Frontier Oil Corporation.

    Wainoco Oil & Gas Company (incorporated in Delaware), a subsidiary of Wainoco Resources, Inc.

    Frontier Holdings Inc. (incorporated in Delaware), a subsidiary of Frontier Oil Corporation.

        Frontier Refining & Marketing Inc. (incorporated in Delaware), a subsidiary of Frontier Holdings Inc.

          Frontier Refining Inc. (incorporated in Delaware), a subsidiary of Frontier Refining & Marketing Inc.

          Frontier Oil and Refining Company (incorporated in Delaware), a subsidiary of Frontier Refining & Marketing Inc.

          Frontier Pipeline Inc. (incorporated in Delaware), a subsidiary of Frontier Refining & Marketing Inc.

          Frontier El Dorado Refining Company (incorporated in Delaware), a subsidiary of Frontier Refining & Marketing Inc.